INDEPENDENT CONSULTING AGREEMENT

         THIS AGREEMENT is made as of the 1st day of January, 1998, by and between COMPSCRIPT, INC., which, together with its subsidiaries, legal successors and assigns, is herein referred to as "COMPANY", and GERARD N. ALTIERI, who with his heirs, successors and assigns is herein called "ALTIERI", and RONALD J. RIETH, who with his heirs, successors and assigns is herein called "RIETH", and COMPREHENSIVE FORMULARY MANAGEMENT, INC. or another corporate assignee through which the services of ALTIERI and RIETH are rendered, which together with its legal successors and assigns is herein called "CONSULTANT" (in the event there is no such corporate assignee, ALTIERI and RIETH collectively, shall be defined as CONSULTANT). COMPANY, ALTIERI, RIETH and CONSULTANT are herein collectively referred to as the "Parties". MICHAEL CHRISTIE ("Christie") is also executing this Agreement for the limited purposes referred to in Sections 6 through 13(a).

                                   WITNESSETH:

         WHEREAS, CONSULTANT desires to procure new business for the COMPANY;

         WHEREAS, COMPANY further desires to generally utilize certain of the services of ALTIERI and RIETH, and ALTIERI and RIETH are desirous of offering this services, as delineated under Section 11, to COMPANY on an preferred basis.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises made in this Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby agree as follows:

         1. SERVICES. CONSULTANT agrees to perform for COMPANY the Consulting Services specified in Exhibit A.

         2. COMPENSATION. As consideration for CONSULTANT'S agreements hereunder, COMPANY shall issue to CONSULTANT 115,000 shares of the COMPANY's restricted Common Stock (the "Shares") and pay CONSULTANT the commissions specified in Exhibit A. CONSULTANT shall bear any and all expenses attributable to the rendition of services under this Agreement. Promptly upon execution of this Agreement, the COMPANY shall instruct its transfer agent to issue the Shares, effective January 1, 1998, registered in the name of Comprehensive Formulary Management, Inc. The Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and the certificate(s) evidencing the Shares shall contain a legend restricting further transfer absent registration under the Securities Act, or the availability of an exemption from such registration requirements. CONSULTANT agrees that the Shares may not be sold, hypothecated, pledged, transferred or otherwise disposed of without the consent of the COMPANY for a period of one (1) year from the date hereof. In the event the COMPANY becomes a party to a sale, merger, or consummates a business

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

combination (a "Transaction"), and, upon consummation thereof, shares of the acquiring corporation are issued in exchange for the outstanding shares of the COMPANY, then (i) the Shares owned by CONSULTANT shall be treated in the same manner as the shares of the COMPANY owned by other non-affiliated shareholders, and (ii) the one-year restriction contained in Section 2(a) of this Agreement shall terminate on the closing date of any such Transaction. It is the COMPANY's expectation that shares of an acquiring company issued in the event of consummation of a Transaction will be shares that have been registered under the Securities Act.

         3. CONSULTANT STATUS. It is understood and agreed that CONSULTANT (and any persons employed by CONSULTANT) shall perform the Consulting Services as an independent contractor and not as an employee of COMPANY. COMPANY will make no deductions from any of the payments due to CONSULTANT hereunder for state or federal tax purposes, including, but not limited to, social security, income tax withholding, disability and other payroll ta. requirements. CONSULTANT agrees that CONSULTANT shall be personally responsible for any and all taxes and other payments due on payments received by CONSULTANT from COMPANY hereunder. This Agreement shall not be construed as authority from either Party to act for the other Party in any agreement or other capacity or to make commitments of any kind of the account of or on behalf of the other except to the extent and the purposes expressly provided for herein.

         4. TERM. Except as specifically noted otherwise, this Agreement will continue for a term of five (5) years from the date hereof.

         5. TERMINATION. Either CONSULTANT or the COMPANY may terminate this Agreement upon thirty (30) day's written notice. Upon termination, as aforesaid, or upon expiration of the term described in Section 4, any and all rights of CONSULTANT to compensation hereunder shall terminate, except that (i) CONSULTANT shall remain entitled to the Shares, (ii) the provision of Sections 6-12 hereof shall continue to apply to CONSULTANT and (iii) CONSULTANT shall be entitled to commissions under Exhibit A earned up through the date of termination or expiration. This Agreement, except for the provisions of Sections 6 through 12 hereof, shall also terminate, including all rights of CONSULTANT to commissions under Exhibit A that are not then earned, in the event the COMPANY shall sell, dispose of, transfer, discontinue or otherwise no longer engage in the mail order pharmacy business.

         6. PROTECTION OF TRADE SECRETS. CONSULTANT hereby acknowledges that certain "Confidential Information" are valuable trade secrets of COMPANY and CONSULTANT hereby agrees to maintain and to protect them in the strictest confidence. For purposes of this Agreement, "Confidential Information" as described hereinafter includes trade secrets, methodology, schematics, models, business descriptions, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the COMPANY's products, services, business records and plans associated with the COMPANY's operations, product design information, price structure and pricing, discounts, costs, computer programs and listings, copyright, trademark, proprietary information, formulae, protocols, forms,

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procedures, training methods, technical information, know-how, show-how, new product and service development, past, present and future marketing, activities and procedures, method for operating the COMPANY's business, credit and financial data concerning the COMPANY, sales strategies, sales presentations, research information, practices and plans and information which is embodied in written or otherwise recorded form, and other information of a confidential nature not known publicly (the "Confidential Information"). Confidential Information shall not only include information which is embodied in written or otherwise recorded form, but it shall also include information which is mental, not physical. Notwithstanding anything herein to the contrary, CONSULTANT shall not be under any restriction in connection with the use of Confidential Information in connection with the performance of services hereunder for the benefit of the COMPANY.

         7. NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION. CONSULTANT acknowledges that it has no rights, title or interest in the Confidential Information. CONSULTANT further agrees during the term of this Agreement and thereafter (a) to receive and hold in trust the Confidential Information obtained directly or constructively from the COMPANY, (b) not to use such Confidential Information for any purpose without the prior consent of the COMPANY, and (c) not to disclose such Confidential Information to anyone without the COMPANY's prior consent.

         The foregoing obligations not to use or disclose the Confidential Information shall not apply to (a) information which is o becomes generally available to the public, except by breach of this Agreement, (b) information which CONSULTANT can establish by written records was in CONSULTANT's possession at the time of disclosure and was not previously acquired directly or indirectly from the COMPANY, and (c) information was evidenced by CONSULTANT's written records which CONSULTANT received from a third party not obligated to the COMPANY. The foregoing exceptions shall apply only from and after the date that the information becomes available to the public or is disclosed to CONSULTANT by a third party, respectively. Specific Confidential Information shall no be considered to be within the foregoing exceptions merely because it is embraced by more general information in the public domain. Additionally, any combination of features shall not be considered to be within the foregoing exceptions merely because individual features are in the public domain. If CONSULTANT intends to avail itself of any of the foregoing exceptions, CONSULTANT shall notify the COMPANY in writing of its intention to do so and the basis for claiming the exception.

         8. COVENANT NOT TO EMPLOY. Without the written consent of COMPANY, until CONSULTANT no longer receives compensation under this Agreement, and for a period of one year thereafter, at any time or in any manner, CONSULTANT agrees that CONSULTANT will not, either on CONSULTANT's own behalf of, or any behalf of any person, firm, corporation, association, affiliate, entity or organization (collectively "Organization") employ, solicit, divert or otherwise encourage or attempt to solicit, divert or otherwise encourage the employment of any COMPANY employee or agent employed by COMPANY at any time during such period. Christie agrees to the terms and conditions of Sections 6 through 12 hereof, namely, agreeing to

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protect trade secrets, keep information confidential and not compete as provided in such Sections.

         9. NON-SOLICITATION OF CUSTOMERS OR CLIENTS. Except as permitted under
Section 11 or in performing services under this Agreement, CONSULTANT shall not, until CONSULTANT no longer receives any compensation, including commissions as set forth on Exhibit A under this Agreement and for a one year period of time thereafter, at any time or in any manner, either directly or indirectly, for the CONSULTANT's own behalf or on behalf of any Organization, directly or indirectly solicit or attempt to solicit any Business (defined below) from any customers or clients of the COMPANY identified in Exhibit B annexed hereto.

         10. CONSULTANT. CONSULTANT shall take appropriate measures to ensure that any of CONSULTANT's employees who assist CONSULTANT in the performance of Consulting Services are competent to do so and that they agree that they will not disclose or inappropriately use Confidential Information per the terms of this Agreement.

         11. NON-COMPETITION AGREEMENT. Until CONSULTANT no longer receives compensation pursuant to this Agreement, including, but not limited to Exhibit A and for a one-year period thereafter, with regard to the sale of (i) mail order prescription drug programs, (ii) home IV therapy, (iii) pharmaceutical serves to long-term institutional care facilities, (iv) pharmacy benefit management services (as defined below), (v) any product or service of any other pharmaceutical business which product or service contributes revenues equal to 5% or more of COMPANY's gross revenues, in each of such cases (i) through (v) as conducted at the date hereof by any of the COMPANY, Campo Medical Pharmacy, Inc., Medical Services Consortium, Inc., and Hytree, Inc. (cases (i) through (v) herein called the "Business"). CONSULTANT shall not solicit, or directly or intentionally impair, disrupt or interfere with any past, present or prospective contractual relationship, with regard to business between COMPANY and a customer of COMPANY identified on Exhibit B annexed hereto. For purposes of this Agreement, pharmaceutical benefits management services shall mean (i) electronic claims adjudication; (ii) mail service; (iii) management of and a provision of national retail network drug card program; (iv) contracting with manufacturers to provide rebate formulary management; and (v) clinical programs.

         12.      REMEDIES.

         (a) The CONSULTANT acknowledges and agrees that the COMPANY's remedy at law for a breach of any of the provisions of Section 7 (Trade Secrets; Confidentiality), Section 11 (Non-Compete), Section 9 (Non-solicitation of Customers or Clients), Section 8 (Non-solicitation of Employees) would be inadequate and a breach thereof will cause irreparable harm to the COMPANY. In recognition of this fact, in the event of a breach by the CONSULTANT of any of the provisions of the above-referenced Sections, the CONSULTANT agrees that, in addition to any remedy at law available to the COMPANY, including but not limited to monetary damages, the COMPANY, without posting any bond, shall be entitled to request equitable relief in the form of specific performance, temporary restraining order, temporary or permanent

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

injunction or any other equitable remedy which may then be available to the COMPANY.

         (b) The CONSULTANT acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Sections 6 through 11 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the COMPANY. Nothing herein contained shall be construed as prohibiting the COMPANY from pursuing any other remedies available to it for such breach or threatened breach.

         13. JURISDICTION AND VENUE. This Agreement is signed, executed and consummated in the City of Boca Raton, State of Florida, and Florida's laws shall govern all disputes, controversies and litigation arising hereunder. Venue with respect to any litigation shall be Palm Beach County, Florida.

         14.      MISCELLANEOUS.

         (a) This Agreement constitutes the entire agreement between the Parties and Christie, and all prior written or oral negotiations, representations, arrangements and/or agreements between any or all of the Parties or Christie herein are merged into and superseded by this Agreement. The Parties and Christie release each other from any claims, known or unknown, arising prior to the date of this Agreement, including, but not limited to, any and all claims arising out of the Employment Agreement, except as otherwise contemplated by this Agreement.

         (b) All provisions of this Agreement are severable and no provision hereof shall be affected by the invalidity of any other such provision.

         (c) No action by one of the Parties and no refusal or neglect of one of the Parties to exercise any right hereunder or to enforce compliance with the terms of this Agreement shall constitute a waiver of any provision herein with respect to any violations, actions or omissions hereunder, unless such waiver is expressed in writing by the waiving party.

         (d) COMPANY and CONSULTANT shall at reasonable times, upon written request, provide reasonable access to each other during normal business hours for inspection of the books and records relating to the performance of this Agreement as they specifically relate to the compensation addressed in Exhibit
A. Such access shall be subject to Section 7.

         (e) For purposes of this Agreement, the singular includes the plural and VICE-VERSA and the feminine, masculine and neuter include each other.

         (f) This Agreement may be amended, altered or changed only through a written document signed by the Parties.

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

         (g) Each of the corporate parties to this Agreement have received all necessary corporate approval.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

                                                     COMPANY:

                                                     COMPSCRIPT, INC.

                                                     By: /s/ BRIAN A. KAHAN
                                                         -----------------------
                                                     Title: CEO
                                                            --------------------
                                                     ALTIERI:

                                                     /s/ GERARD N. ALTIERI
                                                     ---------------------------
                                                     Gerard N. Altieri

                                                     RIETH:

                                                     /s/ RONALD J. RIETH
                                                     ---------------------------
                                                     Ronald J. Rieth

                                                     CONSULTANT:

                                                     COMPREHENSIVE FORMULARY
                                                     MANAGEMENT, INC.

                                                     By: /s/ RONALD J. RIETH
                                                         -----------------------
                                                     Title: Chairman
                                                            --------------------

                                                     CHRISTIE:

                                                     /s/ MICHAEL CHRISTIE
                                                     ---------------------------
                                                     Michael Christie


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

                                    EXHIBIT A

                                SCOPE OF SERVICES

         1. CONSULTING SERVICES. CONSULTANT will solicit and develop new business for COMPANY. CONSULTANT will provide the COMPANY reasonably detailed monthly reports of CONSULTANT's activities including the status of all new business. CONSULTANT shall devote such time as is reasonably necessary to perform the services hereunder including maintaining and developing the present and future PGI Business.

         2. COMPENSATION.

         (a) CONSULTANT shall receive commissions only for new business on those sales made by the COMPANY on or after January 1, 1998, which directly and substantially result from services hereunder by the CONSULTANT under contracts approved by the COMPANY in writing.

         (b) CONSULTANT shall receive a commission (within 30 days of receipt by COMPANY) on gross revenue (less returns, allowances, or like adjustments allowed as credits per the underlying customer contract) earned by COMPANY each and every year from a customer contract referred to in this Exhibit through the term of such customer contract (including renewals) except as otherwise provided in this Agreement as follows:

                  (i) mail order prescription drug programs--1%, as long as mail order fees are equal to or higher than "AWP" - 18 + $1.50, on PGI business through December 31, 2002. Provided, however, that direct and indirect rebates on such contracts received (and retained) by CONSULTANT will be a credit against such compensation and CONSULTANT will timely notify COMPANY of such retained rebates;

                  (ii) home IV therapy--the COMPANY's standard commission agreement rate unless otherwise negotiated by the Parties;

                  (iii) pharmaceutical services to long-term institutional care facilities--the COMPANY's standard commission agreement rate unless otherwise negotiated by the Parties; and

                  (iv) other services as may be mutually agreed.

         3. TERMINATION OF COMPENSATION. The payment of commissions to CONSULTANT under this Exhibit shall end upon termination of this Agreement, whether due to expiration of the term described in Section 4, or otherwise; provided, however, that the COMPANY shall be obligated to pay to CONSULTANT, all amounts earned by CONSULTANT up through the date of termination. Notwithstanding the foregoing, all obligations of the COMPANY to pay compensation to CONSULTANT shall terminate in the event of CONSULTANT's breach of the Section 11 non-compete covenants except as otherwise provided in the Agreement.

                                    COMPANY:

                                    COMPSCRIPT, INC.

/s/ GERARD N. ALTIERI               By: /s/  BRIAN A. KAHAN
--------------------------              -------------------------------
Gerard N. Altieri                   Title: CEO
                                           ----------------------------

                                    CONSULTANT:

                                    COMPREHENSIVE FORMULARY
                                    MANAGEMENT, INC.

/s/ RONALD J. RIETH                 By: /s/ RONALD J. RIETH
--------------------------              -------------------------------
Ronald J. Rieth                     Title: Chairman
                                           ----------------------------

                                    EXHIBIT B

                         CUSTOMERS OR CLIENTS OR COMPANY

CONSULTANT agrees that as of the date set forth above, and in accordance with Sections 9 and 11 of the Agreement, CONSULTANT shall not directly or indirectly solicit or attempt to solicit any Business from any of the following customers or clients of the COMPANY:

                  Blue Cross Blue Shield of Minnesota

                  Blue Cross Blue Shield of Oklahoma

                  Blue Cross Blue Shield of Nebraska

                  Securx Clients

                  Blue Cross Blue Shield of Wyoming

                  Blue Cross Blue Shield of Florida

                  Blue Cross Blue Shield of North Dakota